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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 11, 2000


                                KENNAMETAL INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 1-5318

           PENNSYLVANIA                                   25-0900168
    (State or other jurisdiction                       (I.R.S. Employer
         of incorporation)                            Identification No.)


                               WORLD HEADQUARTERS
                              1600 TECHNOLOGY WAY
                                  P.O. BOX 231
                        LATROBE, PENNSYLVANIA 15650-0231
             (Address of registrant's principal executive offices)

       Registrant's telephone number, including area code: (724) 539-5000


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ITEM 5.  OTHER EVENTS

On September 11, 2000, Kennametal Inc. (Kennametal) and JLK Direct Distribution Inc. (JLK), an 83 percent-owned subsidiary of Kennametal, issued the following news release:

           KENNAMETAL INC. AND JLK DIRECT DISTRIBUTION INC. ANNOUNCE
               AGREEMENT ON ACQUISITION OF JLK MINORITY INTEREST

Latrobe, Pa. - September 11, 2000 - Kennametal Inc. (NYSE:KMT) and JLK Direct Distribution Inc. (NYSE:JLK) announced that they have entered into a definitive merger agreement for Kennametal to acquire the outstanding shares of JLK that Kennametal does not already own. Pursuant to the agreement, JLK has agreed to commence a cash tender offer for all of its shares of Class A Common Stock at a price of $8.75 per share. Following JLK's purchase of shares in the tender offer, Kennametal will acquire the remainder of the minority shares at the same price in a merger.

Kennametal currently owns approximately 83% of JLK. The aggregate value of the entire transaction would be approximately $37 million to acquire the minority interest of approximately 4.3 million shares.

The transaction has been unanimously approved by JLK's Board of Directors, including its special committee comprised of independent directors of the JLK Board. CIBC World Markets Corp. acted as financial adviser to the special committee. The transaction is not conditioned on financing, but is subject to conditions set forth in the merger agreement.

Disclosure materials, including a tender offer statement describing the agreement and the structure of the transaction, will be filed with the Securities and Exchange Commission (SEC) and transmitted to the minority shareholders of JLK for their careful review. Investors and security holders of JLK are urged to read these disclosure materials when they become available because they will contain important information. When these and other documents are filed with the SEC, they may be obtained for free at the SEC's website at www.sec.gov. Copies of these documents, when available, may also be obtained free of charge from Kennametal and JLK by directing requests to David T. Cofer at the executive headquarters of the companies (724-539-5000).

                                     - End -

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed in accordance with the provisions of Item 601 of Regulation S-K:

         (c)      Exhibits

                  (99)     Additional Exhibits

                           99.1     Merger Agreement Among JLK Direct
                                    Distribution Inc. and Kennametal Inc. and
                                    Pegasus Acquisition Corporation dated
                                    September 8, 2000. Filed herewith.



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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    KENNAMETAL INC.



Date: September 11, 2000                            By: /s/ FRANK P. SIMPKINS
                                                        ------------------------
                                                        Frank P. Simpkins
                                                        Corporate Controller and
                                                        Chief Accounting Officer